SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50057	59-1019723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Executive Officer

On November 5, 2007, Daniel Y. Lee entered into a Separation Agreement and Mutual Release with Boo Koo Beverages, Inc. (the “Separation Agreement”), whereby he agreed to step down as President, Chief Executive Officer and director of Boo Koo Holdings, Inc., a Florida corporation (the “Company”), on the day immediately following the Company’s filing of its Form 10-Q report with the Securities and Exchange Commission in November 2007 (the “Filing Date”). Pursuant to the Separation Agreement, Mr. Lee will terminate his employment with the Company effective December 31, 2007 (the “Separation Date”).

A prorated portion of Mr. Lee’s option shares granted to him pursuant to his Stock Option Agreement dated January 31, 2007 shall vest on the Separation Date. Pursuant to the Separation Agreement, Mr. Lee shall tender his voluntary resignation from the Board of Directors of the Company (the “Board”) on the day immediately following the Filing Date; provided, however, that Mr. Lee’s non-disclosure and non-solicitation obligations as set forth in Article V of his Employment Agreement with the Company shall continue to survive following the termination of his Employment Agreement.

Pursuant to the Separation Agreement, Mr. Lee shall assist the Company in the period between the Filing Date and the Separation Date (the “Transition Period”). Mr. Lee shall be entitled to receive $25,000 per month during the Transition Period and will remain entitled to participate in the Company’s benefit plans and programs. In addition, the Company shall pay Mr. Lee $300,000 in consideration of Mr. Lee’s promise to unconditionally release and discharge the Company from all claims and liabilities that he may have against the Company as of the Separation Date.

The foregoing description of the Separation Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

(c)	Appointment of Chief Operating Officer

On November 6, 2007, the Company announced the appointment of Stephen C. Ruffini as Chief Operating Officer, effective immediately.

Stephen Ruffini, the Company’s Chief Financial Officer, served as the Chief Financial Officer of Old Boo Koo from August 2006 to August 2007. From 2001 until October 2005, Mr. Ruffini served as the Chief Financial Officer of Hit Entertainment, plc, a publicly traded (FTSE-250) UK-company. Hit Entertainment is the preeminent young children’s entertainment company owning such brands as Barney the Dinosaur, Bob the Builder and Thomas the Tank Engine. From 1993-2001, Mr. Ruffini served as the Chief Financial Officer and Treasurer of Lyrick Corporation and RCL Enterprises, Inc., privately-held companies based in Allen, Texas owning both entertainment properties, as well as commercial printing and publishing operations. From 1984 to 1993, Mr. Ruffini was a Senior Tax Manager at Arthur Andersen & Co. Mr. Ruffini has an MBA from the University of Texas at Austin and a BBA from Southern Methodist University. Mr. Ruffini is a Certified Public Accountant (CPA).

(d)	Appointment of Executive Chairman

On November 1, 2007, Steven B. Solomon was employed by the Company and appointed by the Board as Executive Chairman. Charles Jarvie, who had been Chairman of the Board, will remain on the Board as an independent director.

Steven Solomon has more than twenty years of experience in executive and director roles with public and private companies. Mr. Solomon served as a director and President and Chief Executive Officer of Citadel Security Software from 1996 until October 2006. Mr. Solomon also served as President and Chief Executive Officer of CT Holdings, a technology incubator that has provided management expertise including consulting on operations, marketing and strategic planning and has been a source of capital to early stage technology companies, since May 1997 and as director of CT Holdings since February 1996. In addition, Mr. Solomon was a founder of Parago, Inc. (“Parago”), an application solution provider and Internet-based business process outsourcer. Mr. Solomon served as the Chief Executive Officer and as a director of Parago. From 2000 to 2006, Mr. Solomon served as a director of River Logic, Inc., a privately-held company that creates and operates integrated networks of decision support tools, e-learning solutions and e-commerce capabilities designed to enable decision makers to leverage knowledge and information to gain competitive advantage.

Mr. Solomon had previously been an investor in the Company. In January 2007, in exchange for an investment of $1,250,000, Boo Koo Beverages, Inc. (“Old Boo Koo”) issued Mr. Solomon an unsecured subordinated promissory note in the principal amount of $1,250,000, bearing interest at the rate of 18% per annum, with a stated maturity date of January 16, 2008 (the “Bridge Note”) and a warrant to purchase 142,999 shares of Old Boo Koo common stock at an exercise price of $0.01 per share with an expiration date of January 16, 2010. In connection with the recent merger by and among the Company, Captech Acquisition Corp., the Company’s wholly owned subsidiary, and Old Boo Koo and the related financing, Mr. Solomon converted a portion of his Bridge Note and warrant into 1,694,677 shares of the Company’s common stock, no par value per share (the “Common Stock”).

Steven Solomon was appointed Executive Chairman of the Company for a three year term commencing on November 1, 2007 pursuant to an Employment Agreement by and between Boo Koo Beverages, Inc. and Mr. Solomon dated as of November 1, 2007 (the “Solomon Employment Agreement”). In accordance with the Solomon Employment Agreement, Mr. Solomon will receive (i) $100,000 for the period from November 1, 2007 through and including February 29, 2008 and (ii) $8,666.66 per month beginning on March 1, 2008 and extending until the termination of the Solomon Employment Agreement for any reason. Mr. Solomon will also be entitled to participate in the Company’s benefit plans and programs.

Pursuant to the Solomon Employment Agreement, the Company granted Mr. Solomon 300,000 shares of restricted Common Stock subject to the terms of the Company’s standard Restrictive Stock Agreement under the Company’s Stock Incentive Plan, one-third of which vested on November 1, 2007. The remaining shares of restricted Common Stock shall vest as to 100,000 shares on the first and second anniversary of Mr. Solomon’s commencement date (November 1, 2007) provided Mr. Solomon continues to be an employee of the Company on each such anniversary. Pursuant to the terms of the Solomon Employment Agreement, any unvested shares of restricted Common Stock shall vest upon the earlier of: (i) a Change in Control; (ii) the termination by the Company of Mr. Solomon’s employment for any reason other than Cause; (iii) the termination of Mr. Solomon’s employment by Mr. Solomon for Good Reason; (iv) the termination of Mr. Solomon’s employment by mutual agreement of the Company and Mr. Solomon; or (v) the termination of Mr. Solomon’s employment by reason of his death or Disability (all as defined in the Solomon Employment Agreement).

The foregoing description of the Solomon Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.2 and incorporated by reference as if fully set forth herein.

As of November 7, 2007, Mr. Solomon held 1,794,677 shares of Common Stock, or 5.2 % of the shares of Common Stock deemed issued and outstanding as of that date.

The press release announcing: (i) the resignation of Daniel Lee as President, Chief Executive Officer and director of the Company; (ii) the appointment of Stephen Ruffini as Chief Operating Officer; and (iii) the appointment of Steven Solomon to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Separation Agreement and Mutual Release dated November 5, 2007 by and between Boo Koo Beverages, Inc. and Daniel Y. Lee.

Exhibit 10.2 - Employment Agreement dated November 1, 2007 by and between Boo Koo Beverages, Inc. and Steven B. Solomon.

Exhibit 99.1 - Press release dated November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial Officer

Date: November 7, 2007